Exhibit 10.2

FIRST AMENDMENT

TO

SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

PAN PACIFIC RETAIL PROPERTIES, INC., a Maryland corporation (the “Company”) and STUART A. TANZ (“Executive”) have entered into that certain Second Amended and Restated Employment Agreement (the “Agreement”) effective as of October 29, 2001. In order to amend the Agreement in certain respects, the Company and Executive, for good and adequate consideration, hereby agree as follows effective as of March 24, 2005.

Section 5.2(a) of the Agreement is hereby amended in its entirety to read as follows:

(a) Amount

(i) In the event the Company terminates Executive’s services hereunder pursuant to Section 5.1 or by Executive pursuant to Section 5.4, Executive shall continue to render services to the Company pursuant to this Agreement until the date of termination and shall continue to receive compensation, as provided hereunder, through the termination date. In addition to other compensation payable to Executive for services rendered through the termination date, the Company shall pay Executive no later than the date of such termination, as a single severance payment, an amount equal to the sum of (i) thirty-six times Executive’s highest monthly Base Compensation paid hereunder during the preceding twenty-four month period plus (ii) three times the average annual bonus (excluding any bonus payment deemed by the Compensation Committee in its sole discretion to be a “Special Bonus”) received by the Executive during the preceding twenty-four month period (the “Severance Amount”).

(ii) In the event the Executive terminates his services hereunder pursuant to Section 5.6, Executive shall continue to render services to the Company pursuant to this Agreement until the date of termination and shall continue to receive compensation, as provided hereunder, through the termination date. In addition to other compensation payable to Executive for services rendered through the termination date, the Company shall pay Executive no later than the date of such termination, as a single severance payment, an amount equal to the sum of (i) thirty-six times Executive’s highest monthly Base Compensation paid hereunder during the preceding twenty-four month period plus (ii) three times the average annual bonus (excluding any bonus payment deemed by the Compensation Committee in its sole discretion to be a “Special Bonus”) received by the Executive during the preceding twenty-four month period (the “Change in Control Severance Amount”).

Executed at Vista, California this 24th day of March 2005.

THE COMPANY

PAN PACIFIC RETAIL PROPERTIES, INC. a Maryland Corporation

By:	/s/ Joseph B. Tyson
Joseph B. Tyson
Executive Vice President, Chief Financial Officer and Secretary

EXECUTIVE

/s/ Stuart A. Tanz
Stuart A. Tanz

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